Exhibit 99.4
TO THE HOLDERS OF THE
FOLLOWING ISSUES OF NOTES OF
DORAL FINANCIAL CORPORATION:
Re: APPOINTMENT OF SUCCESSOR TRUSTEE

-	Floating Rate Senior Notes due July 20, 2007	(CUSIP 25811PAK6)*
-	Floating Rate Senior Notes due December 7, 2005	(CUSIP 25811PAJ9)*
-	7.65% Senior Notes due March 26, 2016	(CUSIP 25811PAE0)*
-	7.00% Senior Notes due April 26, 2012	(CUSIP 25811PAF7)*
-	7.10% Senior Notes due April 26, 2017	(CUSIP 25811PAG5)*
-	7.15% Senior Notes due April 26, 2022	(CUSIP 25811PAH3)*
     Pursuant to Section 6.10(f) of the Indenture dated as of May 14, 1999 between Doral Financial Corporation, as successor-in-interest to First Financial Caribbean Corporation (the “Company”), and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company) (the “Original Trustee”), as supplemented by the First Supplemental Indenture dated as of March 30, 2001, the Company hereby notifies the holders of the above-referenced securities that as of the date hereof, the resignation of the Original Trustee and the appointment of U.S. Bank National Association, as successor trustee, have become effective.
     The corporate trust office of the successor trustee is located at:
U.S. Bank National Association
Corporate Trust Service
One Federal Street — Third Floor
Boston, MA 02110
     The Original Trustee will continue to serve as Registrar and Paying Agent with respect to the above-referenced securities.

Dated: November 30, 2005	DORAL FINANCIAL CORPORATION

* These CUSIP numbers have been assigned by Standard and Poor’s, and are included solely for the convenience of the holders. None of the Original Trustee, the successor trustee or the Company is responsible for, nor does any of them make any representation regarding, the selection, use or correctness thereof.